GAMING AND LEISURE PROPERTIES, INC. REPORTS FIRST QUARTER 2022 RESULTS

WYOMISSING, PA — April 28, 2022 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the quarter ended March 31, 2022.

Financial Highlights

	Three Months Ended March 31,
(in millions, except per share data)	2022	2021
Total Revenue	$315.0	$301.5
Income from Operations	$199.8	$200.1
Net Income	$121.7	$127.2
FFO (1) (4)	$180.3	$183.6
AFFO (2) (4)	$218.6	$195.7
Adjusted EBITDA (3) (4)	$293.3	$266.6
Net income, per diluted common share and OP units(4)	$0.48	$0.54
FFO, per diluted common share and OP units (4)	$0.71	$0.79
AFFO, per diluted common share and OP units (4)	$0.86	$0.84

(1)  Funds from Operations ("FFO") is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  Adjusted Funds From Operations ("AFFO") is FFO, excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, accretion on investment in leases, financing receivables, non-cash adjustments to financing lease liabilities, straight-line rent adjustments, gains on sales of operations, net of tax, losses on debt extinguishment, and provision for credit losses, net, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, income tax expense, depreciation, (gains) or losses from sales of property and gains on sale of operations net of tax, stock based compensation expense, straight-line rent adjustments, amortization of land rights, accretion on investment in leases, financing receivables, non-cash adjustments to financing lease liabilities, losses on debt extinguishment and provision for credit losses, net.

(4)  Metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "Our solid first quarter financial results reflect our ongoing initiatives to expand the Company’s high-quality, top-performing regional gaming portfolio managed by the industry’s leading operators.

“In this regard, during Q1 we completed the acquisition of the land and real estate assets of Live! Casino & Hotel Philadelphia and Live! Casino Pittsburgh from The Cordish Companies (“Cordish”), one of the nation’s most capable developers of large-scale experiential real estate projects, casinos, hospitality and entertainment districts. This transaction followed the new lease and partnership agreements completed with Cordish in the 2021 fourth quarter whereby GLPI acquired the land and real estate assets of Live! Casino & Hotel Maryland and created a new partnership with Cordish for future casino developments and potential financing arrangements between GLPI and Cordish in other areas of Cordish’s portfolio of real estate and operating businesses.

“Cordish’s first-class assets lead their respective markets and the quality, excitement and entertainment delivered by their Maryland, Philadelphia and Pittsburgh properties exemplify the power of their Live! brand. From a financial perspective, our new lease agreements with Cordish have strong rent coverage at an accretive cap rate while further expanding and diversifying our tenant base. We are delighted to add another marquee tenant to GLPI’s roster of blue-chip regional gaming operators and to benefit from the rental cash flows from these agreements.

“We began the second quarter with the completion of the previously announced acquisition from Bally's Corporation ("Bally’s") of the land and real estate assets of their three casinos in Black Hawk, CO as well as Bally’s Quad Cities Casino & Hotel in Rock Island, IL, and added these properties to the existing Bally’s master lease. We are pleased to broaden our relationship with Bally’s and expand our presence in Black Hawk, one of the nation’s fastest growing regional gaming markets.

"We have also positioned GLPI for future growth opportunities with Cordish with our agreement to co-invest in all new gaming developments in which Cordish engages over a 7 year period beginning with the closing date of the PA properties. In addition, we have secured the right of first refusal to fund real property acquisition or development project costs associated with potential transactions in Michigan, Maryland, Virginia and New York through one or more sale-leaseback or similar transactions for a term of seven years with Bally's and have also completed a right of first refusal arrangement with Casino Queen.

“Looking forward, GLPI is well positioned to drive further growth based on our growing broad portfolio of blue-chip regional gaming assets, close relationships with our tenants, our rights and options to participate in select tenants’ future growth and expansion initiatives, and our ability to structure and finance transactions that we believe will be accretive to rental cash flows. We believe these factors will support our ability to increase our cash dividends and further our goal of enhancing long-term shareholder value.”

Recent Developments

•On April 1, 2022, GLPI completed its previously announced acquisition from Bally's (NYSE: BALY) of the land and real estate assets of Bally's three Black Hawk casinos in Black Hawk, Colorado, and Bally's Quad Cities Casino & Hotel in Rock Island, Illinois, for total consideration of $150 million. These properties were added to the Bally's Master Lease, with the rent for the Bally's Master Lease increased by $12.0 million on an annual basis. The rent is subject to contractual escalations based on the Consumer Price Index ("CPI"), with a 1% floor and a 2% ceiling, subject to the CPI meeting a 0.5% threshold.

•Bally’s agreed to acquire both GLPI’s non-land real estate assets and Penn National Gaming, Inc.'s (NASDAQ: PENN) ("Penn") outstanding equity interests in Tropicana Las Vegas Hotel and Casino, Inc. (the "Tropicana Las Vegas") for an aggregate cash acquisition price of $150 million. GLPI will retain ownership of the land and concurrently enter into a 50-year ground lease with Bally's for an initial annual rent of $10.5 million. The ground lease will be supported by a Bally’s corporate guarantee and cross-defaulted with the Bally’s Master Lease. The transaction is expected to close in the second half of 2022.

•On March 1, 2022, GLPI completed the acquisition of the land and real estate assets of Live! Casino & Hotel Philadelphia ("Live! Philadelphia") and Live! Casino Pittsburgh ("Live! Pittsburgh") from Cordish for total consideration of approximately $689 million (inclusive of transaction costs). The Company funded the acquisition by assuming approximately $423 million in debt (which the Company repaid), and issuing approximately $137 million of operating partnership units (3.0 million total units), with the balance paid from cash on hand, which was in part generated by its December issuance of senior unsecured notes and common stock.

•Simultaneous with the March 1, 2022 closing of the above transaction, the Company entered into a master lease with Cordish (the "Pennsylvania Live! Master Lease"), pursuant to which Cordish will continue its ownership, control and management of the operations of Live! Philadelphia and Live! Pittsburgh. The Pennsylvania Live! Master Lease has an initial annual rent of $50.0 million and an initial term of 39 years, with a maximum term of 60 years, inclusive of tenant renewal options, as well as a fixed annual lease escalation of 1.75% on the entirety of rent commencing on the lease's second anniversary.

•On December 29, 2021, the Company completed the acquisition of the land and real estate assets of Live! Casino & Hotel Maryland ("Live! Maryland") from Cordish for total consideration of $1.16 billion (inclusive of transaction costs). Cordish and the Company entered into a lease with Cordish (the "Maryland Live! Lease"), pursuant to which Cordish will continue its ownership, control and management of the operations of Live! Maryland. The Maryland

Live! Lease has an initial annual rent of $75 million and an initial term of 39 years, with a maximum term of 60 years, inclusive of tenant renewal options, as well as a fixed annual lease escalation of 1.75% on the entirety of rent commencing on the leases' second anniversary. The transaction also includes a partnership on future Cordish casino developments, as well as potential financing partnerships between GLPI and Cordish in other areas of Cordish's portfolio of real estate and operating businesses. GLPI funded the transaction by assuming $363 million in debt, which was repaid, and issuing $205 million of operating partnership units (4.35 million total units), with the balance of the consideration from cash on hand, which in part was generated by GLPI's December issuance of senior unsecured notes and common stock.

Dividends
On February 24, 2022, the Company's Board of Directors declared the first quarter dividend of $0.69 per common share, which was paid on March 25, 2022 to shareholders of record on March 11, 2022.

The Company also completed a special earnings and profits dividend of $0.24 per share on the Company's common stock related to its sale of the operations of Hollywood Casino Baton Rouge and Hollywood Casino Perryville. This dividend was paid on January 7, 2022, to shareholders of record on December 27, 2021.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of March 31, 2022, GLPI's portfolio consisted of interests in 53 gaming and related facilities, including approximately 35 acres of real estate at Tropicana Las Vegas, the real property associated with 34 gaming and related facilities operated by Penn (excluding the Tropicana Las Vegas), the real property associated with 7 gaming and related facilities operated by Caesars Entertainment, Inc. (NASDAQ: CZR) ("Caesars"), the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD) ("Boyd"), the real property associated with 2 gaming and related facilities operated by Bally's, the real property associated with 3 gaming and related facilities operated by Cordish and the real property associated with 2 gaming and related facilities operated by Casino Queen. These facilities are geographically diversified across 17 states and contain approximately 28.5 million square feet of improvements.

Conference Call Details

The Company will hold a conference call on April 29, 2022, at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13729075
The playback can be accessed through Friday, May 6, 2022.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues
Rental income	$287,777	$263,842
Interest income from investment in leases, financing receivables	27,189	—
Total income from real estate	314,966	263,842
Gaming, food, beverage and other	—	37,701
Total revenues	314,966	301,543

Operating expenses
Gaming, food, beverage and other	—	19,926
Land rights and ground lease expense	13,704	6,733
General and administrative	15,732	16,082
(Gains) or losses from dispositions of property	(51)	—
Depreciation	59,129	58,701
Provision for credit losses, net	26,656	—
Total operating expenses	115,170	101,442
Income from operations	199,796	200,101

Other income (expenses)
Interest expense	(77,922)	(70,413)
Interest income	22	124
Total other expenses	(77,900)	(70,289)

Income before income taxes	121,896	129,812
Income tax expense	204	2,628
Net income	$121,692	$127,184
Less: Net income attributable to noncontrolling interest in Operating Partnership	(2,424)	—
Net income attributable to common shareholders	$119,268	$127,184

Earnings per common share:
Basic earnings attributable to common shareholders	$0.48	$0.55
Diluted earnings attributable to common shareholders	$0.48	$0.54

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended March 31, 2022	Building base rent	Land base rent	Percentage rent	Total cash income	Straight-line rent adjustments	Ground rent in revenue	Accretion on financing leases	Other rental revenue	Total income from real estate
Penn Master Lease	$71,249	$23,492	$23,637	$118,378	$2,232	$678	$—	$—	$121,288
Amended Pinnacle Master Lease	57,936	17,814	6,695	82,445	(4,837)	1,872	—	—	79,480
Penn Meadows Lease	3,953	—	2,261	6,214	572	—	—	134	6,920
Penn Morgantown Lease	—	762	—	762	—	—	—	—	762
Penn Perryville Lease	1,457	486	—	1,943	60	—	—	—	2,003
Caesars Master Lease	15,629	5,932	—	21,561	2,589	378	—	—	24,528
Lumiere Place Lease	5,772	—	—	5,772	544	—	—	—	6,316
BYD Master Lease	19,289	2,946	2,461	24,696	574	432	—	—	25,702
BYD Belterra Lease	682	473	454	1,609	(303)	—	—	—	1,306
Bally's Master Lease	10,000	—	—	10,000	—	2,178	—	—	12,178
Maryland Live! Lease	18,750	—	—	18,750	—	2,094	3,059	—	23,903
Pennsylvania Live! Master Lease	4,167	—	—	4,167	—	106	666	—	4,939
Casino Queen Master Lease	5,529	—	—	5,529	112	—	—	—	5,641
Total	$214,413	$51,905	$35,508	$301,826	$1,543	$7,738	$3,725	$134	$314,966

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended March 31,
	2022	2021
Net income	$121,692	$127,184
(Gains) or losses from dispositions of property	(51)	—
Real estate depreciation	58,659	56,389
Funds from operations	$180,300	$183,573
Straight-line rent adjustments	(1,543)	(828)
Other depreciation (1)	470	2,312
Provision for credit losses, net	26,656	—
Amortization of land rights	5,990	2,843
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,771	2,470
Stock based compensation	7,600	5,788
Accretion on investment in leases, financing receivables	(3,725)	—
Non-cash adjustment to financing lease liabilities	124	—
Capital maintenance expenditures (2)	(15)	(438)
Adjusted funds from operations	$218,628	$195,720
Interest, net (3)	77,230	$70,289
Income tax expense	204	$2,628
Capital maintenance expenditures (2)	15	$438
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,771)	$(2,470)
Adjusted EBITDA	$293,306	$266,605

Net income, per diluted common share and OP units	$0.48	$0.54
FFO, per diluted common share and OP units	$0.71	$0.79
AFFO, per diluted common share and OP units	$0.86	$0.84

Weighted average number of common shares OP units outstanding
Diluted common shares	248,041,490	233,465,063
OP units	5,388,276	—
Diluted common shares and OP units	253,429,766	233,465,063

(1) Other depreciation includes both real estate and equipment depreciation from the Company's operations at Hollywood Casino Perryville and Hollywood Casino Baton Rouge which were sold in 2021, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3) Current year amount excludes non-cash interest expense gross up related to the ground lease for the Live! Maryland property.

Reconciliation of Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

Three Months Ended March 31, 2022
Adjusted EBITDA	$293,306
General and administrative expenses	15,732
Stock based compensation	(7,600)
Cash net operating income (1)	$301,438

(1) Cash net operating income is rental and other property income less cash property level expenses.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
Assets
Real estate investments, net	$7,721,298	$7,777,551
Investment in leases, financing receivables, net	1,867,721	1,201,670
Assets held for sale	77,728	77,728
Right-of-use assets and land rights, net	845,316	851,819
Cash and cash equivalents	156,020	724,595
Other assets	52,397	57,086
Total assets	$10,720,480	$10,690,449

Liabilities
Accounts payable, dividend payable and accrued expenses	$3,625	$63,543
Accrued interest	89,189	71,810
Accrued salaries and wages	1,990	6,798
Operating lease liabilities	183,410	183,945
Financing lease liabilities	53,433	53,309
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	6,555,077	6,552,372
Deferred rental revenue	327,525	329,068
Other liabilities	37,746	39,464
Total liabilities	7,251,995	7,300,309

Equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at March 31, 2022 and December 31, 2021)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 247,544,343 and 247,206,937 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively)	2,475	2,472
Additional paid-in capital	4,949,638	4,953,943
Accumulated deficit	(1,823,139)	(1,771,402)
Total equity attributable to Gaming and Leisure Properties	3,128,974	3,185,013
Noncontrolling interests in GLPI's Operating Partnership (7,366,683 units and 4,348,774 units outstanding at March 31, 2022 and December 31, 2021, respectively)	339,511	205,127
Total equity	3,468,485	3,390,140
Total liabilities and equity	$10,720,480	$10,690,449

Debt Capitalization

The Company had net debt of $6.40 billion consisting of $156.0 million of unrestricted cash and $6.56 billion in total debt at March 31, 2022.  The Company’s debt structure as of March 31, 2022 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,175 Million Revolver Due May 2023 (1)	1.1	—%	—
Unsecured Term Loan A-2 Due May 2023 (1)	1.1	1.95%	424,019
Senior Unsecured Notes Due November 2023	1.6	5.38%	500,000
Senior Unsecured Notes Due September 2024	2.4	3.35%	400,000
Senior Unsecured Notes Due June 2025	3.2	5.25%	850,000
Senior Unsecured Notes Due April 2026	4.0	5.38%	975,000
Senior Unsecured Notes Due June 2028	6.2	5.75%	500,000
Senior Unsecured Notes Due January 2029	6.8	5.30%	750,000
Senior Unsecured Notes Due January 2030	7.8	4.00%	700,000
Senior Unsecured Notes Due January 2031	8.8	4.00%	700,000
Senior Unsecured Notes Due January 2032	9.8	3.25%	800,000
Other	4.4	4.78%	690
Total long-term debt			6,599,709
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(44,632)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			6,555,077
Weighted average	5.5	4.49%

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%.

Rating Agency - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
PENN Master Lease (19 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
CZR Master Lease (6 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	CZR
Tropicana Laughlin	Laughlin, NV	10/1/2018	CZR
Trop Casino Greenville	Greenville, MS	10/1/2018	CZR
Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	CZR
Isle Casino Hotel Bettendorf	Bettendorf, IA	12/18/2020	CZR
Isle Casino Hotel Waterloo	Waterloo, IA	12/18/2020	CZR
BYD Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Bally's Master Lease ( 2 Properties)
Tropicana Evansville	Evansville, IN	06/03/2021	BALY
Dover Downs	Dover, DE	06/03/2021	BALY
Casino Queen Master Lease (2 Properties)
Casino Queen	East St. Louis	1/23/2014	Casino Queen
Hollywood Casino Baton Rouge	Baton Rouge, LA	12/17/2021	Casino Queen
Pennsylvania Live! Master Lease (2 Properties)
Live! Casino & Hotel Philadelphia	Philadelphia, PA	3/1/2022	Cordish
Live! Casino Pittsburgh	Greensburg, PA	3/1/2022	Cordish

Single Asset Leases
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	10/15/2018	BYD
Lumière Place	St. Louis, MO	10/1/2018	CZR

The Meadows Racetrack and Casino	Washington, PA	9/9/2016	PENN
Hollywood Casino Morgantown	Morgantown, PA	10/1/2020	PENN
Hollywood Casino Perryville	Perryville, MD	7/1/2021	PENN
Live! Casino Maryland	Hanover, MD	12/29/2021	Cordish

TRS Segment
Tropicana Las Vegas	Las Vegas, NV	4/16/2020	PENN

Lease Information

	Master Leases
	PENN Master Lease	PENN Amended Pinnacle Master Lease	Caesars Amended and Restated Master Lease	BYD Master Lease	Bally's Master Lease	Casino Queen Master Lease	Pennsylvania Live! Master Lease operated by Cordish
Property Count	19	12	6	3	2	2	2
Number of States Represented	10	8	5	2	2	2	1
Commencement Date	11/1/2013	4/28/2016	10/1/2018	10/15/2018	6/3/2021	12/17/2021	3/1/2022
Lease Expiration Date	10/31/2033	4/30/2031	9/30/2038	04/30/2026	06/02/2036	12/17/2036	3/31/2061
Remaining Renewal Terms	15 (3x5 years)	20 (4x5 years)	20 (4x5 years)	25 (5x5 years)	20 (4x5 years)	20 (4X5 years)	21 (1 x 11 years, 1 x 10 years)
Corporate Guarantee	Yes	Yes	Yes	No	Yes	Yes	No
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.1	1.2	1.2	1.4	1.35% (1)	1.4	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	2%	(3)	2%	(4)	(5)	1.75% (6)
Coverage ratio at December 31, 2021 (2)	2.26	2.29	2.69	2.93	N/A	3.12	N/A
Minimum Escalator Coverage Governor	1.8	1.8	N/A	1.8	N/A	N/A	N/A
Yearly Anniversary for Realization	November	May	October	May	June	December	March 2024
Percentage Rent Reset Details
Reset Frequency	5 years	2 years	N/A	2 years	N/A	N/A	N/A
Next Reset	November 2023	May 2022	N/A	May 2022	N/A	N/A	N/A

(1)    The Bally's Master Lease ratio declines to 1.20 once annual rent reaches $60 million.

(2)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of December 31, 2021. Casino Queen Master Lease is calculated on a proforma basis for the addition of Hollywood Casino Baton Rouge. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

(3)    In the third lease year the annual building base rent became $62.1 million and the annual land component was increased to $23.6 million. Building base rent shall be increased by 1.25% annually in the 5th and 6th lease year, 1.75% in the 7th and 8th lease year, and 2% in the 9th lease year and each year thereafter. On December 18, 2020, the Company and Caesars completed an Exchange Agreement (the "Exchange Agreement") with subsidiaries of Caesars in which Caesars transferred to the Company the real estate assets of Waterloo and Bettendorf in exchange for the transfer by the Company to Caesars of the real property assets of Tropicana Evansville, plus a cash payment of $5.7 million. In connection with the Exchange Agreement, the annual building base rent was increased to $62.5 million and the annual land component was increased to $23.7 million.

(4)    If the CPI increase is at least 0.5% for any lease year, then the rent under the Bally's Master Lease shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(5)    Rent increases by 0.5% for the first six years. Beginning in the seventh lease year through the remainder of the lease term, if the CPI increases by at least 0.25% for any lease year then annual rent shall be increased by 1.25%, and if the CPI is less than 0.25% then rent will remain unchanged for such lease year.

(6)     Effective on the second anniversary of the commencement date of the lease.

Lease Information

Single Property Leases
	Belterra Park Lease operated by BYD	Meadows Lease operated by PENN	Lumière Place Lease operated by CZR	Morgantown Lease operated by PENN	Perryville Lease operated by PENN	Live! Casino & Hotel Maryland operated by Cordish
Commencement Date	10/15/2018	9/9/2016	9/29/2020	10/1/2020	7/1/2021	12/29/2021
Lease Expiration Date	04/30/2026	9/30/2026	10/31/2033	10/31/2040	6/30/2041	12/31/2060
Remaining Renewal Terms	25 (5x5 years)	19 (3x5years, 1x4 years)	20 (4x5 years)	30 (6x5 years)	15 (3x5 years)	21 (1 x 11 years, 1 x 10 years)
Corporate Guarantee	No	Yes	Yes	Yes	Yes	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.4	1.2	1.2	N/A	1.2	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes	N/A	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	5% (1)	1.25% (2)	1.5% (3)	1.5% (4)	1.75% (5)
Coverage ratio at December 31, 2021 (6)	4.21	1.77	2.93	N/A	N/A	N/A
Minimum Escalator Coverage Governor	1.8	2.0	N/A	N/A	N/A	N/A
Yearly Anniversary for Realization	May	October	October	October	July	January 2024
Percentage Rent Reset Details
Reset Frequency	2 years	2 years	N/A	N/A	N/A	N/A
Next Reset	May 2022	October 2022	N/A	N/A	N/A	N/A

(1)    Meadows contains an annual escalator for up to 5% of the base rent, if certain rent coverage ratio thresholds are met, which remains at 5% until the earlier of 10 years or the year in which total rent is $31 million, at which point the escalator is reduced to 2%.

(2)    For the second through fifth lease years, after which time the annual escalation becomes 1.75% for the 6th and 7th lease years and then 2% for the remaining term of the lease.

(3)    Increases by 1.5% on the opening date and for the first three lease years. Commencing on the fourth anniversary of the opening date and for each anniversary thereafter, if the CPI increase is at least 0.5% for any lease year, the rent for such lease year shall increase by 1.25% of rent as of the immediately preceding lease year, and if the CPI increase is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(4)     Building base rent increase for the second through fourth lease years, after which time the annual escalation becomes 1.25% to the extent CPI for the preceding lease year is at least 0.5%.

(5)     Effective on the second anniversary of the commencement date of the lease.

(6)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of December 31, 2021. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash NOI, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. These metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests. The Company believes FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income, less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from dispositions of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, accretion on investment in leases, financing receivables, non-cash adjustments to financing lease liabilities, straight-line rent adjustments, (gains) or losses on sale of operations, net of tax, losses on debt extinguishment, and provision for credit losses, net, reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding interest, income tax expense, depreciation, gains or losses from dispositions of property and gains or losses on sales of operations, net of tax, stock based compensation expense, straight-line rent adjustments, the amortization of land rights, accretion on investment in leases, financing receivables, non-cash adjustments to financing lease liabilities, losses on debt extinguishment, and provision for credit losses, net. For financial reporting and debt covenant purposes, the Company includes the amounts of non-cash rents earned in FFO, AFFO, and Adjusted EBITDA. Finally, we have defined Cash NOI as Adjusted EBITDA excluding general and administrative expenses and including stock based compensation expense and (gains) or losses from dispositions of property.

FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our ability to increase AFFO and dividends through portfolio expansion and diversification and the potential impact of future transactions, if any. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the effect of pandemics, such as COVID-19, on GLPI as a result of the impact such pandemics may have on the business operations of GLPI’s tenants and their continued ability to pay rent in a timely manner or at all; the potential negative impact of recent high levels of inflation (which have been exacerbated by the armed conflict between Russia and Ukraine) on our tenants operations, GLPI's ability to participate in its tenants' growth and expansion initiatives, GLPI’s ability to successfully consummate the announced transaction for Tropicana Las Vegas with Bally's, including the ability of the parties to satisfy the various conditions to closing, including receipt of all required regulatory approvals, or other delays or impediments to completing the proposed transaction; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.            Investor Relations
Matthew Demchyk, Chief Investment Officer        Joseph Jaffoni, Richard Land, James Leahy at JCIR
610/401-2900                        212/835-8500
investorinquiries@glpropinc.com                glpi@jcir.com